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                                                                  EXHIBIT 10.40


                         ______________________________

                              HOME LOAN AGREEMENT


         This Loan Agreement ("Agreement") dated effective as of January 10, 1997, is by and between Molecular Dynamics, Inc., a Delaware corporation (the "Company"), and Jay Flatley (the "Borrower").

                                    RECITALS

         The Borrower desires to borrow and the Company is willing to lend to the Borrower an amount not to exceed $400,000 on a secured basis under the terms and conditions of this Agreement.

         NOW THEREFORE, the Company and the Borrower agree as follows:

         1. The Loan. Subject to the terms and conditions contained herein, the Company shall lend to the Borrower an aggregate amount not to exceed $400,000 (the "Loan") in connection with the Borrower's purchase of a new home in California, set forth on Schedule A hereto (the "Property"). The Borrower shall provide the Company with at least five (5) business days notice of the Borrowers' request prior to funding of the Loan. The Company's obligation to fund the Loan shall expire, at the Company's option, on the earlier of (i) six (6) months after the effective date of this Agreement or
(ii) the termination date of Borrower's employment with the Company. Concurrently with the Company's funding of the Loan, the Borrower shall have executed and delivered one or more promissory notes in favor of the Company for an aggregate amount not to exceed $400,000 (the "Notes") substantially in the form attached hereto as Exhibit A bearing interest at the Applicable Federal Rate (as defined by Section 1274(d) of the Internal Revenue Code) per annum, compounded annually. Unpaid principal and interest under the Loan shall be due and payable on the earlier of, (i) one year after a change of control of the Company through merger or acquisition, (ii) one year after the voluntary or involuntary termination of the Borrower's employment with the Company for any reason, with or without cause (including death or disability), (iii) three (3) years after the effective date of this Agreement, or (iv) as otherwise set forth in the Notes or in this Agreement.

         2.      Security.

                 (a) Second Deed of Trust. Payment of the Notes shall be secured by a Second Deed of Trust on the Property substantially in the form attached hereto as Exhibit B. The Borrower, however, shall remain personally liable for payment of the Notes, and assets of the Borrower, in addition to the collateral under the Second Deed of Trust, may be applied to the satisfaction of the Borrower's obligations hereunder.






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                 (b)      Remedies.  In the case of an Event of Default, as
defined and set forth below, the Company shall have the right to accelerate payment of the Notes as set forth in the Notes, and the Company shall thereafter be entitled to pursue its remedies, including foreclosure of the Property, under the Second Deed of Trust. The proceeds of any sale shall be applied in the following order:

                          (i) To the extent necessary, proceeds shall be used to pay all reasonable expenses of the Company in enforcing this Agreement, including, without limitation, reasonable attorney's fees and legal expenses incurred by the Company.

                          (ii) To the extent necessary, proceeds shall be used to satisfy any remaining indebtedness under the Notes.

                          (iii) Any remaining proceeds shall be delivered to the Borrower.

                 (c) Withdrawal or Substitution of Collateral. The Borrower shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Property without the prior written consent of the Company.

        3. Default. The Borrower shall be deemed to be in default of the Notes in the event (an "Event of Default"):

                 (a) Payment of principal or interest on the Notes shall be delinquent for a period of 10 days or more;

                 (b) The Borrower fails to perform any of the covenants in this Agreement for a period of 10 days after written notice thereof from the Company.

                 (c) The Borrower's representations and warranties to the Company contained in this Agreement were untrue or incorrect.

        4. No Employment Rights. Nothing contained in this Agreement or in any of the attachments or exhibits hereto is intended or shall be construed to confer upon the Borrower any rights to employment or continued employment with the Company, or shall alter in any way the nature of the Borrower's current employment with the Company.

        5. Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto. The Borrower acknowledges that the Company has made no representation or warranty to the Borrower concerning the income tax consequences of the Loan, and the Borrower shall be solely responsible for ascertaining and bearing such tax consequences.








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        6.       Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be personally delivered or sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown below or at such other address for which such party gives notice hereunder. Notices sent by mail shall be deemed to have been given 72 hours after deposit in the United States mail.

        7. Voluntary Execution; Legal Counsel. This Agreement and the exhibits hereto are executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of creating the obligations and security interests described herein and therein. The parties acknowledge that: (a) they have read this agreement and the exhibits hereto; (b) they have been represented in the preparation, negotiation, and execution of this Agreement and exhibits hereto by legal counsel of their own choice or they have voluntarily declined to seek such counsel; (c) they understand the terms and consequences of this Agreement and the exhibits hereto, including any federal or state income tax effects, and of the obligations and security interests they create; and (d) they are fully aware of the legal and binding effect of this Agreement and the exhibits hereto.

        8. Survival. Each of the obligations of the Borrower hereunder, and the liability of the Borrower for any failure of the representations or warranties set forth herein to be accurate and complete, shall survive the closing of the Loan described herein for the entire term of the Loan.

         9. Dispute Resolution. All actions or proceedings relating to this Agreement shall be maintained in a court located in Santa Clara County, State of California, and the parties hereto expressly consent to (i) the personal jurisdiction of the federal and state courts within Santa Clara County, California, and (ii) service of process being effected upon them by registered mail sent to the address set forth below.

         10. Miscellaneous. This Agreement shall inure to the benefit of and be binding on the respective heirs, successors and assigns of the parties hereto. The Borrower may not assign his rights and/or duties under this Agreement to a third party without the prior written consent of the Company, which may be withheld in its sole discretion. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter. This Agreement shall not be amended without the written consent of the parties hereto. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. The parties hereto agree to execute, acknowledge and









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deliver or to cause to have executed, acknowledged and delivered, such other and further instruments and documents as may reasonably be requested by the other to carry out the purposes of this Agreement.

         The undersigned have executed this Agreement as of the date first written above.


BORROWER:                                 COMPANY:

                                          MOLECULAR DYNAMICS, INC.,
                                          a Delaware corporation


/s/ Jay Flatley                           By:  /s/ Lynne R. Wagoner
-----------------------------                -----------------------------
    Jay Flatley
                                          Title:  Director of Finance
                                                --------------------------


Address:  26 Cabot Ave.                   Address:   928 East Arques Avenue
          Santa Clara, CA                            Sunnyvale, CA 94086











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                                   SCHEDULE A

                         18930 Congress Junction Court
                           Saratoga, California 95070






















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                                   EXHIBIT A

                      NOTE SECURED BY SECOND DEED OF TRUST



$_________                                               ______________, 1996_
                                                         Sunnyvale, California


         1. Obligation. For value received, Jay Flatley (the "Borrower") promises to pay to Molecular Dynamics, Inc., a Delaware corporation (the "Company"), the principal sum of $_____________, together with interest on the unpaid principal hereof from the date hereof at the rate of ____% per annum, compounded annually (the "Loan").

         2. Payment. Payments of principal and interest on the Loan shall be made as follows:

          $_______ principal amount plus interest accrued to date on this Note shall be due and payable in equal installments on each of the first, second and third anniversaries of the date and year first written above, provided that the third such payment shall include the balance of the principal amount outstanding plus all accrued interest as of that date, unless accelerated as provided in Section 3 below. Prepayment of all or any portion of the principal or interest owing under the Loan may be made at any time without penalty.

         Payments of principal and interest shall be made in lawful money of the United States of America and shall be credited first to the accrued interest, with the remainder applied to principal. Payments may also be made, at the election of the Borrower, (i) by offset of pre- tax cash bonuses, if any, that may be payable from time to time by the Company to the Borrower, (ii) by payment of the proceeds from the Borrower's sale of Common Stock of the Company, (iii) by surrender of shares of Common Stock of the Company by the Borrower for cancellation or (iv) by such other means as the Board of Directors of the Company may authorize. In the event a payment hereunder is made in shares of Company Common Stock pursuant to clause (iii) above, the shares surrendered to the Company shall be valued based upon the closing sale price of the Company's Common Stock on the Nasdaq National Market (or on such other stock market or exchange on which the Company's Common Stock is then listed) on the date the shares are surrendered for payment. The Borrower acknowledges that he has consulted his own tax adviser with respect to the tax consequences of selling shares of Common Stock of the Company pursuant to (ii) above or surrendering shares of Common Stock of the Company for cancellation pursuant to
(iii) above in connection with repayment of the Loan.

         3. Acceleration of Obligation. The Loan shall immediately become due and payable in full upon the earliest of the following: (i) an Event of Default under the Home Loan Agreement between the Company and the Borrower dated as of ___________, 1996, as amended (the "Loan Agreement"); (ii) in the event any required payment hereunder is not made when due [and the continuation of such default for more than thirty (30) days]; (iii) one year after the voluntary or





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involuntary termination of the Borrower's employment with the Company for any reason, with or without cause (including death or disability); (iv) assignment by the Borrower for the benefit of creditors, or admission in writing of the Borrower's inability to pay his debts as they become due, or filing a voluntary petition in bankruptcy or adjudication as a bankrupt or insolvent, or filing any petition or answer seeking any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or filing any answer admitting or failing to deny the material allegations of a petition filed against him for any such relief;
(v) the failure of the Borrower to execute a second deed of trust on the Property as defined in the Loan Agreement (the "Property") within thirty (30) days of a request from the Company; (vi) the date of any sale, conveyance, assignment, alienation or any other form of transfer of the Property, or any part thereof or interest therein, or any divestiture of the Borrower's title or interest therein in any manner or way, whether voluntary or involuntary, without the prior written consent of the Company being first obtained or except as otherwise permitted under the Loan Agreement; or (vii) the occurrence of any event of default under the Second Deed of Trust securing this Note or any obligation secured thereby.

         4. Security. The proceeds of the Loan evidenced by this Note were applied solely to the purchase of the Property. Payment of this Note shall be secured by a Second Deed of Trust on such Property. The Borrower, however, shall remain personally liable for payment of this Note, and assets of the Borrower, in addition to the collateral under the Second Deed of Trust, may be applied to the satisfaction of the Borrower's obligations hereunder.

         5. Purpose of Loan. The principal sum represented by this Note was used by the Borrower to purchase their primary residence in California.

         6. Governing Law. This Note shall be governed by and construed in accordance with the laws of California, without reference to conflict of laws principles.

         7. Attorneys' Fees. If suit is brought for collection of this Note, the Borrower agree to pay all reasonable expenses, including attorneys' fees, incurred by the Company in connection therewith whether or not such suit is prosecuted to judgment.

         8. Waiver. No previous waiver and no failure or delay by the Company in acting with respect to the terms of this Note, the Loan Agreement or the Second Deed of Trust shall constitute a waiver of any breach, default, or failure of condition under this Note, the Loan Agreement, the Second Deed of Trust or the obligations secured thereby. A waiver of any term of this Note, the Loan Agreement, the Second Deed of Trust or of any of the obligations secured thereby must be made in writing and shall be limited to express terms of such waiver.

         The Borrower waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest, and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.






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         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date and year first above written.



"BORROWER"





____________________________
      Jay Flatley





















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